UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 28, 2015

GANNETT CO., INC.

(Exact name of registrant as specified in charter)

Delaware	1-36874	47-2390983
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia		22107-0910
(Address of principal executive offices)		(Zip Code)

(703) 854-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director; Outside Director RSU Awards

On July 28, 2015, the Board of Directors (the “Board”) of Gannett Co., Inc. (the “Company”) expanded its size from eight to nine directors and appointed Stephen W. Coll to the Board, effective immediately. Mr. Coll was appointed to serve on the Audit Committee and the Nominating and Public Responsibility Committee of the Board. Mr. Coll will participate in the Company’s Outside Director Compensation Program, as previously reported in the Company’s information statement, dated June 18, 2015 and attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2015 (the “Information Statement”), under the section entitled “Director Compensation”. This summary from the Information Statement is incorporated by reference into this Item 5.02. Amounts payable to Mr. Coll under that program for the 2015-16 director compensation year, ending on the date of the Company’s 2016 annual stockholders meeting, will be prorated based on the number of days he will serve on the Board through the expected meeting date in 2016.

Mr. Coll’s equity award in the form of restricted stock units (RSU’s) will vest in four equal quarterly installments beginning August 1, 2015 and will have terms otherwise as described in the Information Statement. A copy of the form of agreement governing Mr. Coll’s RSU award, as well as the initial RSU awards granted July 28, 2015 to other members of the Board who joined the Board in connection with the spin-off of the Company from TEGNA Inc. (Lila Ibrahim, Lawrence S. Kramer, Debra A. Sandler and Chloe R. Sladden) and having the terms reported in the Information Statement and vesting on the same schedule as Mr. Coll’s RSU award, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Adoption of Compensation and Benefit Plans; RSU Awards

Also on July 28, 2015, the Board adopted several compensation and benefit plans, summarized below, and made RSU awards to certain of the Company’s “named executive officers” identified in the Information Statement, described below.

Gannett Co., Inc. 2015 Change in Control Severance Plan (CIC Severance Plan)

The CIC Severance Plan provides severance pay to key executives of the Company in the event the executive is involuntarily terminated without “cause,” or terminates for “good reason” within two years after a “change in control” of the Company, or is terminated in anticipation of a “change in control” of the Company. The CIC Severance Plan assures the Company that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives of the Company notwithstanding the possibility, threat or occurrence of a change in control and promotes the retention and continuity of certain key executives of the Company.

Following is a summary of several key terms of the CIC Severance Plan:

•	“change in control” means the first to occur of: (1) the acquisition of 20% or more of the Company’s then-outstanding shares of common stock or the combined voting power of the Company’s then-outstanding voting securities; (2) the Company’s incumbent directors cease to constitute at least a majority of the board of directors of the Company, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company; (3) consummation of the Company’s sale in a merger or similar transaction, or sale or other disposition of all or substantially all of the Company’s assets; or (4) approval by the Company’s shareholders of the Company’s complete liquidation or dissolution.

•	“cause” means (1) the participant’s material misappropriation of the Company’s funds or property; (2) the participant’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied in a reasonable period of time following notice from the Company; (3) conviction of the participant of a securities law violation or a felony involving moral turpitude; or (4) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission that the participant has violated any Federal or State securities law.

•	“good reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) the material diminution of the participant’s duties, authorities or responsibilities from those in effect immediately prior to the change in control; (2) a material reduction in the participant’s base salary or target bonus opportunity as in effect on the date immediately prior to the change in control; (3) the relocation of the participant’s office from the location at which the participant is principally employed immediately prior to the date of the change in control to a location 35 or more miles farther from the participant’s residence immediately prior to the change in control; (4) the failure by the Company to pay any material compensation or benefits due to the participant; (5) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the CIC Severance Plan; or (6) any purported termination of the participant’s employment that is not effected pursuant to a notice of termination satisfying the requirements of the CIC Severance Plan.

If triggered upon a qualifying termination of employment, benefits under the CIC Severance Plan include:

•	Pension. For participants who are “Grandfathered Participants” under the Company’s Supplemental Retirement Plan (“SERP”), in addition to their vested Gannett Retirement Plan and SERP benefits, upon their qualifying termination of employment, such CIC Severance Plan participants are entitled to a lump sum payment equal to the difference between (1) the amount that would have been paid under the SERP and Gannett Retirement Plan had the executive remained in the employ of the Company through the third year anniversary of the date of the change in control and received the same level of base salary and bonus which the executive received with respect to the fiscal year immediately preceding the date of the change in control or the termination date, whichever is higher, and (2) the amount payable under the SERP and the Gannett Retirement Plan as of the later of the date of the change in control or the termination date, whichever is higher.

•	Payments. Upon a participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date. Additionally, participants are paid a lump sum cash severance payment equal to a “multiplier” that is designated for the participant times the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12 month period immediately prior to the change in control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) plan contributions and similar items), and (2) the higher of (A) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the change in control occurs; and (B) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination occurs. For participants who formerly participated in the Company’s 2015 Transitional Compensation Plan immediately prior to commencing participation in this Plan, “multiplier” means three (3), and for other participants the “multiplier” shall be either two (2) or one (1) as assigned to the participant.

•	COBRA benefit. A participant will receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by the lesser of (1) 18; or (2) 24 minus the number of full months between the date of the change in control and the date of termination.

Benefits are subject to the participant executing a release and agreeing to certain restrictive covenants.

As of July 28, 2015, Alison K. Engel and John M. Zidich are participants in the CIC Severance Plan, and each of their “multipliers” (as described above) is two (2). As of July 28, 2015, John M. Zidich is a “Grandfathered Participant” under the Company’s Supplemental Retirement Plan, and Allison K. Engel is not a “Grandfathered Participant”.

Gannett Co., Inc. Executive Severance Plan (Executive Severance Plan)

Under the Executive Severance Plan, a participant who experiences an involuntary termination of employment without “cause” is entitled to a lump sum cash severance payment equal to the product of (i) a “severance multiple” and (ii) the participant’s annual base salary. The “severance multiple” means (i) with respect to the President and Chief Executive Officer of the Company, three (3); and (ii) with respect to other participants, either two (2) or one (1) as assigned to the participant.

“Cause” means a termination of a participant’s employment following the occurrence of any of the following events: (i) a participant’s embezzlement, fraud, misappropriation of funds, breach of fiduciary duty or other act of material dishonesty committed by a participant or at his or her direction; (ii) a participant’s failure to perform adequately the duties of his or her position, as a result of neglect or refusal, that he or she does not remedy within thirty (30) days after receipt of written notice from the Company; (iii) a participant’s violation of the Company’s employment policies; (iv) a participant’s conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; or (v) a participant being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law.

The severance payment is contingent upon the participant’s executing a release and agreeing to certain restrictive covenants, including a noncompete. In the event that a participant experiences a termination under circumstances that entitles the participant to compensation and benefits under the Executive Severance Plan and the Gannett Co., Inc. 2015 Transitional Compensation Plan or the Gannett Co., Inc. 2015 Change in Control Severance Plan (collectively, the “Transitional Plans”), the participant shall receive compensation and benefits under the Transitional Plans and not under the Executive Severance Plan.

As of July 28, 2015, Alison K. Engel, Barbara W. Wall and John M. Zidich are participants in the Executive Severance Plan, and each of their “severance multiples” (as described above) is two (2).

Executive Restricted Stock Unit Awards

On July 28, 2015, Robert J. Dickey, Alison K. Engel, Barbara W. Wall and John M. Zidich received RSU awards which give them the right to receive 31,362, 15,681, 11,201 and 26,882 shares of the Company’s common stock, respectively, to the extent such executive vests in such rights. Generally, the RSU’s require continued service with the Company to become vested. The RSU’s will generally vest in four equal annual installments on December 31, 2015, December 31, 2016, December 31, 2017 and December 31, 2018; provided that the executive remains in continued employment with the Company until such dates. Vested shares are delivered to the executive upon the earliest to occur of (1) the executive’s termination of employment, (2) a change in control of the Company and (3) December 31, 2018. The executives are generally entitled to receive a prorated portion of their RSU’s upon retirement (defined as 65 years of age or at least 55 years of age with at least 5 years of service), disability or death, and the RSU’s will vest fully upon a change in control of the Company. Under Mr. Dickey’s employment agreement, his RSU’s will fully vest upon his retirement, death, full disability or termination other than for “cause.”

These summaries of the terms of the RSU award agreements, the CIC Severance Plan and the Executive Severance Plan are qualified in their entirety by reference to the full text of the form of RSU award agreement and the plans, which are attached as Exhibits 10.2 through 10.4 respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: July 30, 2015	By:	/s/ Barbara W. Wall
Barbara W. Wall
Senior Vice President and Chief Legal Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Director RSU Award Agreement.

10.2	Form of Executive Officer RSU Award Agreement

10.3	Gannett Co., Inc. 2015 Change in Control Severance Plan

10.4	Gannett Co., Inc. Executive Severance Plan